Exhibit 10.8

                                AMENDMENT FIVE TO

                        RETIREMENT PLAN FOR EMPLOYEES OF

                CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES

                 As Amended and Restated Effective April 1, 1989


     WHEREAS, effective as of April 1, 1989, the Retirement Plan for Employees of Capital Southwest Corporation and Its Affiliates (the "Plan") was amended and restated in its entirety;

     WHEREAS, by the terms of Section 6.4 of the amended and restated Plan, said
Plan  may  be  amended  by  Capital   Southwest   Corporation  (the  "Sponsoring
Employer");

     WHEREAS, the Sponsoring Employer has determined that the Plan shall be amended to reduce the amount of bonus to be included in compensation for purposes of computing final average monthly compensation; and

     WHEREAS, the Board of Directors of the Sponsoring Employer has approved and adopted this Amendment Five to the Plan;

     NOW, THEREFORE, the last paragraph of Section 1.1(A)(15) of the Plan is hereby amended, effective as of January 1, 2003, to read in its entirety as follows:

     "Notwithstanding any provision of this Section 1.1(A)(15) to the contrary, for purposes of determining a Participant's average monthly rate of Compensation on or after April 1, 1998, the Participant's Compensation for a calendar year shall not include the portion of any bonus or aggregated bonuses paid in such calendar year which exceeds (a) 40% of the Participant's total base pay in the calendar year, for years prior to 2003, and (b) 25% of the Participant's total base pay in the calendar year, for years after 2002. Provided, however, that the Participant's retirement benefits under the Plan on and after January 1, 2003 shall not be less than the Accrued Deferred Monthly Retirement Income Commencing at Normal Retirement Date that the Participant has accrued as of December 31, 2002 using 'Final Average Monthly Compensation' determined as of such date without regard to clause (b) of the preceding sentence."


     IN  WITNESS  WHEREOF,   CAPITAL  SOUTHWEST   CORPORATION  has  caused  this
instrument to be executed by its duly authorized officer on this ____ day of ________________, 2002, to be effective January 1, 2003.

                                                   CAPITAL SOUTHWEST CORPORATION


                                                   By___________________________

                                                   Title:_______________________